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                                                                   Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 28, 2000, (except with respect to the matter discussed in the subsequent event note as to which the date is August 16, 2000) included in Sara Lee Corporation's Form 10-K for the year ended July 1, 2000, and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Chicago, Illinois
March 16, 2001